EXHIBIT 10.3
AMENDMENT NO. 1 TO
ASSOCIATED ESTATES REALTY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Restated)
Associated Estates Realty Corporation (the “Company”) hereby adopts this Amendment No. 1 to the Associated Estates Realty Corporation Supplemental Executive Retirement Plan (Restated as of January 1, 2005) (the “Plan”), effective as of April 21, 2015.
I.
Section 1.7 of the Plan is hereby amended in its entirety to read as follows:
“1.7    “Interest Rate” shall mean the rate to be used for crediting interest to each SERP Account, as provided for under paragraph (c) of Section 2.2, which rate for any period year before the date of a Change in Control, shall be the rate which is determined by the Committee for such period to be the reasonable approximation of the Company’s average cost of capital for such period and which rate for any period year including the date of or following the date of a Change in Control shall be 8%.”
II.
The first paragraph of Article IV of the Plan is hereby amended in its entirety to read as follows:
“The Company reserves the right in its sole and absolute discretion to amend or terminate the Plan at any time by action of its Board of Directors, without the consent of any Participant or Beneficiary; provided, however, that on or after the date of a Change in Control, there shall be no amendment to the definition of “Interest Rate” that applies to the portion of a SERP Account that is not a Grandfathered Benefit if such amendment would result in an Interest Rate that is lower than 8%; further provided that no such action shall adversely affect any Participant or Beneficiary with respect to amounts

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credited to the Participant’s SERP Account in accordance with Article II prior to the later of the date of adoption or effective date of such amendment or termination, unless an equivalent benefit is provided under another plan sponsored by the Company.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed as of the Effective Date.
ASSOCIATED ESTATES REALTY CORPORATION
/s/ Jeffrey I. Friedman
By: Jeffrey I. Friedman
Title: Chairman, President and
Chief Executive Officer

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